The Prudential Series Fund, Inc.
For the fiscal period ended 06/30/05
File number 811-03623

SUB-ITEM 77M



         PLAN OF REORGANIZATION


THIS PLAN OF REORGANIZATION (the ?Plan?) is made as of this 29th day of April, 2005 by The
Prudential Series Fund, Inc. (the ?Fund?), a
 corporation organized under the laws of the State of Maryland with its principal place of business at Gateway Center Three, 100
Mulberry Street, Newark, NJ 07102, on behalf of the SP AIM Aggressive Growth Portfolio
(the ?Acquired Portfolio?) and the SP Mid Cap
Growth Portfolio (the ?Acquiring
Portfolio?), both series of the Fund. Together,
 the Acquired Portfolio and Acquiring
Portfolio are referred to as the ?Portfolios.?

This Plan is intended to be and is adopted as a plan of reorganization for the Acquired
Portfolio within the
meaning of the Treasury Regulations under Section
368(a) of the Internal Revenue Code of
1986, as amended (the ?Code?). The reorganization
(hereinafter referred to as the
?Reorganization?) will consist of (i) the acquisition
 by the Acquiring Portfolio of all
or substantially all of the assets of the Acquired
 Portfolio and the assumption by the
Acquiring Portfolio of all of the liabilities of the Acquired Portfolio in exchange solely for full and fractional Class I shares, par value $0.01 each, of the Acquiring
Portfolio (?Acquiring Portfolio Shares?); (ii) the
 distribution of Acquiring Portfolio
Shares to the shareholders of the Acquired Portfolio according to their respective interests in complete liquidation of the Acquired
Portfolio; and (iii) the dissolution of
the Acquired Portfolio as soon as practicable after the closing (as defined in Section 3, hereinafter called the ?Closing?), all upon and subject to the terms and conditions of this Plan hereinafter set forth. In order to consummate the Plan, the following actions shall be taken by the Fund on behalf of the Acquiring
 Portfolio and the Acquired
Portfolio:

1. Sale and Transfer of Assets, Liquidation and
Dissolution of Acquired Portfolio.
(a) Subject to the terms and conditions of this Plan, the Fund shall: (i) transfer all or substantially all of the
assets of the Acquired Portfolio, as set forth in
Section 1(b) hereof, to the Acquiring
Portfolio; and (ii) cause the Acquiring Portfolio to assume all the liabilities of the Acquired Portfolio as set forth in Section 1(b) hereof.
 Such transactions shall take
place at the Closing.

(b) The assets of the Acquired Portfolio to be acquired by the Acquiring Portfolio
(collectively, the ?Assets?) shall consist of all property,
 including, without
limitation, all cash, securities, commodities and futures interests, and dividends or interest receivable that are owned by the Acquired
 Portfolio, and any deferred or prepaid
expenses shown as an asset on the books of the Acquiring
 Portfolio on the Closing date
(as defined in Section 3, hereinafter the ?Closing Date?).
 All liabilities, expenses,
costs, charges and reserves of the Acquired Portfolio, to the extent that they exist at or after the Closing, shall after the Closing attach to the Acquiring Portfolio and may be enforced against the Acquiring Portfolio to the same extent as if the same had been incurred by the Acquiring Portfolio.

(c) Subject to the terms and conditions of this Plan, the Fund on behalf of the Acquiring
Portfolio shall at
the Closing deliver to the Acquired Portfolio the number of Acquiring Portfolio Shares, determined by dividing the net asset value per share of the shares of the Class I shares of the Acquired Portfolio (?Acquired Portfolio Shares?)
 on the Closing Date by the net
asset value per share of the Acquiring Portfolio Shares, and multiplying the result thereof by the number of outstanding Acquired Portfolio
Shares as of the close of regular
trading on the New York Stock Exchange (the ?NYSE?) on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

(d) Immediately following the Closing, the Acquired
Portfolio shall distribute pro rata
to its shareholders
of record as of the close of business on the Closing Date,
 the Acquiring Portfolio Shares
received by the Acquired Portfolio pursuant to this
Section 1 and then shall terminate
and dissolve. Such liquidation and distribution shall
 be accomplished by the
establishment of accounts on the share records of the
 Fund relating to the Acquiring
Portfolio and noting in such accounts the type and amounts of Acquiring Portfolio Shares that former Acquired Portfolio shareholders are due based on their respective holdings of the Acquired Portfolio as of the close of business on the Closing Date. Fractional
Acquiring Portfolio Shares shall be carried to the
 third decimal place. The Acquiring
Portfolio shall not issue certificates representing the Acquiring Portfolio shares in connection with such exchange.

2. Valuation.
(a) The value of the Acquired Portfolio?s Assets to be transferred to the Acquiring
Portfolio hereunder
shall be computed as of the close of regular trading
 on the NYSE on the Closing Date (the
?Valuation Time?) using the valuation procedures set forth in Fund?s current effective prospectus.

(b) The net asset value of a share of the Acquiring
Portfolio shall be determined to the
third decimal point
as of the Valuation Time using the valuation procedures set forth in the Fund?s current effective prospectus.

(c) The net asset value of a share of the Acquired
Portfolio shall be determined to the
third decimal point
as of the Valuation Time using the valuation procedures
 set forth in the Fund?s current
effective prospectus.

3. Closing and Closing Date.
The consummation of the transactions contemplated
 hereby shall take place at the Closing
(the ?Closing?). The date of the Closing (the ?Closing
 Date?) shall be April 29, 2005, or
earlier, based on mutual agreement of the parties. The
Closing shall take place at the
principal office of the Fund at 5:00 P.M. Eastern time on the Closing Date. The Fund on behalf of the Acquired Portfolio shall have provided for delivery as of the Closing of
the Acquired Portfolio?s Assets to the account of the Acquiring Portfolio at the
Acquiring Portfolio?s Custodians, State Street Bank &
Trust Company, 801 Pennsylvania,
Kansas City, MO. Also, the Fund on behalf of the Acquired Portfolio shall produce at the Closing a list of names and addresses of the shareholders of record of the Acquired
Portfolio Shares and the number of full and fractional shares owned by each such shareholder, all as of the Valuation Time, certified by its transfer agent or by its President to the best of its or his or her knowledge and belief. The Fund on behalf of the Acquiring Portfolio shall issue and deliver a confirmation evidencing the Acquiring
Portfolio Shares to be credited to the Acquired
 Portfolio?s account on the Closing Date
to the Secretary of the Fund, or shall provide evidence satisfactory to the Acquired
Portfolio that the Acquiring Portfolio Shares have
 been registered in an account on the
books of the Acquiring Portfolio in such manner as the Fund on behalf of Acquired
Portfolio may request.

4. Representations and Warranties by the Fund on behalf of the Acquired Portfolio.
The Fund makes the following representations and warranties about the Acquired Portfolio:

(a) The Acquired Portfolio is a series of the Fund, a corporation organized under the laws of the State of
Maryland and validly existing and in good standing under the laws of that jurisdiction.
The Fund is duly registered under the Investment Company
 Act of 1940, as amended (the
?1940 Act?), as an open-end, management investment company and all of the Acquired
Portfolio Shares sold were sold pursuant to an effective
 registration statement filed
under the Securities Act of 1933, as amended (the ?1933
Act?).

(b) The Fund on behalf of the Acquired Portfolio is authorized to issue 80,000,000 of the
Acquired Portfolio Class I shares, par value $0.01 each,
 each outstanding share of which
is fully paid, non-assessable, freely transferable and has full voting rights.

(c) The financial statements appearing in the Fund?s
Annual Report to Shareholders for
the fiscal year
ended December 31, 2003, audited by PricewaterhouseCoopers
LLP fairly present the
financial position of the Acquired Portfolio as of such date and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

(d) The Fund has the necessary power and authority to conduct the Acquired Portfolio?s business as such business is now being conducted.

(e) The Fund on behalf of the Acquired Portfolio is not a party to or obligated under any provision of the
Fund?s Charter or By-laws, or any contract or any other
 commitment or obligation, and is
not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

(f) The Acquired Portfolio does not have any unamortized or unpaid organizational fees or expenses.

(g) The Acquired Portfolio has elected to be treated as a regulated investment company (a
?RIC?) for federal income tax purposes under Part I
 of Subchapter M of the Code and the
Acquired Portfolio has qualified as a RIC for each taxable year since its inception, and will qualify as of the Closing Date. The consummation of the transactions contemplated by this Plan will not cause the Acquired Portfolio to fail to satisfy the requirements of subchapter M of the Code. The Acquired Portfolio also has satisfied the diversification and look-through requirements of Section 817(h) of the Code since its inception and will continue to satisfy such requirements at the Closing.

(h) The Acquired Portfolio, or its agents, (i) holds a valid Form W-8BEN, Certificate of
Foreign Status of
Beneficial Owner for United States Withholding (or other appropriate series of Form W-8, as the case may be), or Form W-9, Request for Taxpayer
Identification Number and
Certification, for each Acquired Portfolio shareholder of record, which Form W-8 or Form
W-9 can be associated with reportable payments made by the Acquired Portfolio to such shareholder, and/or (ii) has otherwise timely instituted the appropriate nonresident alien or foreign corporation or backup withholding procedures with respect to such shareholder as provided by Sections 1441, 1442, and 3406 of the Code.

5. Representations and Warranties by the Fund on behalf of the Acquiring Portfolio.
The Fund makes the following representations and warranties about the Acquiring
Portfolio:

(a) The Acquiring Portfolio is a series of the Fund, a corporation organized under the laws of the State of
Maryland validly existing and in good standing under the laws of that jurisdiction. The
Fund is duly registered under the 1940 Act as an open-end, management investment company and all of the Acquiring Portfolio Shares sold have been sold pursuant to an effective
registration statement filed under the 1933 Act.

(b) The Fund on behalf of the Acquiring Portfolio is authorized to issue 80,000,000 of the Acquiring
Portfolio Class I shares, par value $0.01 each, each
 outstanding share of which has full
voting rights and is freely paid, non-assessable, and fully transferable.

(c) At the Closing, Acquiring Portfolio Shares will be eligible for offering to the public in those states of
the United States and jurisdictions in which the
 shares of the Acquired Portfolio are
presently eligible for offering to the public, and there are a sufficient number of Acquiring Portfolio Shares authorized and registered under the 1933 Act to permit the
transfers contemplated by this Plan to be consummated.

(d) The financial statements appearing in the Fund?s
 Annual Report to Shareholders for
the fiscal year
ended December 31, 2003, audited by PricewaterhouseCoopers
LLP fairly present the
financial position of the Acquiring Portfolio as of such date and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.

(e) The Fund has the necessary power and authority to conduct the Acquiring Portfolio?s business as such business is now being conducted.

(f) The Fund on behalf of the Acquiring Portfolio is not a party to or obligated under any provision of the
Fund?s Charter or By-laws, or any contract or any other
 commitment or obligation, and is
not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

(g) The Acquiring Portfolio has to be treated as a RIC for federal income tax purposes under Part I of
Subchapter M of the Code and the Acquiring Portfolio
 has qualified as a RIC for each
taxable year since its inception, and will qualify as of the Closing Date. The consummation of the transactions contemplated by this Plan will not cause the Acquiring
Portfolio to fail to satisfy the requirements of subchapter M of the Code. The Acquiring
Portfolio also has satisfied the diversification and look-through requirements of Section
817(h) of the Code since its inception and will continue to satisfy such requirements at the Closing.

6. Representations and Warranties by the Fund on behalf of the Portfolios.
The Fund makes the following representations and warranties about the Portfolios:

(a) The statement of assets and liabilities to be created by the Fund for each of the Portfolios as of the
Valuation Time for the purpose of determining the number of Acquiring Portfolio Shares to be issued pursuant to Section 1 of this Plan will accurately reflect the Assets in the case of the Acquired Portfolio and the net asset value in the case of the Acquiring
Portfolio, and outstanding shares, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

(b) At the Closing, the Portfolios will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in Section 6(a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

(c) Except as may be disclosed in the Fund?s current effective prospectus, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against either of the Portfolios.

(d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by either of the Portfolios.

(e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary actions of the Fund?s Board of Directors, and this Plan constitutes a valid
and binding obligation enforceable in accordance with its terms.

(f) The Fund anticipates that consummation of this Plan will not cause either of the Portfolios to fail to conform to the requirements of Subchapter M of the Code for Federal income taxation as a RIC at the end of each fiscal year or to conform to the requirements of Section 817(h) at the end of each tax quarter.

(g) The Fund has the necessary power and authority to conduct the business of the
Portfolios, as such
business is now being conducted.

7. Intentions of the Fund on behalf of the Portfolios.
(a) The Fund intends to operate each Portfolio?s respective business as presently conducted between the date hereof and the Closing.

(b) The Fund intends that the Acquired Portfolio will not acquire the Acquiring Portfolio
Shares for the
purpose of making distributions thereof to anyone other than the Acquired Portfolio?s shareholders.

(c) The Fund on behalf of the Acquired Portfolio intends, if this Plan is consummated, to liquidate and dissolve the Acquired Portfolio.

(d) The Fund intends that, by the Closing, each of the Portfolio?s Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal
and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

(e) At the Closing, the Fund on behalf of the Acquired
Portfolio intends to have
available a copy of the
shareholder ledger accounts, certified by the Fund?s transfer agent or its President or a Vice President to the best of its or his or her knowledge and belief, for all the shareholders of record of Acquired Portfolio Shares as of the Valuation Time who are to become shareholders of the Acquiring Portfolio as a result of the transfer of assets that is the subject of this Plan.

(f) The Fund intends to mail to each shareholder of the Acquired Portfolio entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and
Prospectus that complies in all material respects with
 the applicable provisions of
Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
(g) The Fund intends to file with the U.S. Securities and Exchange Commission a registration statement on
Form N-14 under the 1933 Act relating to the Acquiring
Portfolio Shares issuable
hereunder (?Registration
Statement?), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable. At the time the Registration Statement becomes effective, it will: (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and
(ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
At the time the Registration Statement becomes effective, at the time of the shareholders? meeting of the Acquired Portfolio, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which
they were made, not misleading.

8. Conditions Precedent to be Fulfilled by Fund on behalf of the Portfolios.
The consummation of the Plan with respect to the Acquiring
 Portfolio and the Acquired
Portfolio shall be
subject to the following conditions:

(a) That: (i) all the representations and warranties contained herein concerning the
Portfolios shall be true
and correct as of the Closing with the same effect as though made as of and at such date;
(ii) performance of all obligations required by this Plan to be performed by the Fund on behalf of the Portfolios shall occur prior to the Closing;
and (iii) the Fund shall
execute a certificate signed by the President or a Vice
President and by the Secretary or
equivalent officer to the foregoing effect.

(b) That the form of this Plan shall have been adopted and approved by the appropriate action of the Board
of Directors of the Fund on behalf of the Portfolios.

(c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940
Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of a
Portfolio or would prohibit the transactions contemplated hereby.

(d) That the Plan contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the Acquired Portfolio at an annual or special meeting or any
adjournment thereof.

(e) That at or immediately prior to the Closing, the Acquired Portfolio shall have declared and paid a dividend or dividends which, together will all previous such dividends, shall have the
effect of distributing to the Acquired Portfolio?s shareholders all of such Acquired
Portfolio?s investment company taxable income for taxable years ending at or prior to the Closing and all of its net capital gain, if any, realized in taxable years ending at or prior to the Closing (after reduction for any capital loss carry-forward).

(f) That there shall be delivered to the Fund on behalf of the Portfolios an opinion from Goodwin Procter
LLP substantially to the effect that the transactions ection 368(a) of the Code. Such opinion shall contain at a minimum the following conclusions:

(1) The transfer by the Acquired Portfolio of all of its assets to the Acquiring
Portfolio, in exchange
solely for Acquiring Portfolio Shares, the assumption by the Acquiring Portfolio of all of the liabilities of the Acquired Portfolio, and the distribution of the Acquiring
Portfolio Shares to the shareholders of the Acquired
 Portfolio in complete liquidation of
the Acquired Portfolio, will constitute a reorganization
 within the meaning of Section
368(a) of the Code;

(2) The Acquired Portfolio and the Acquiring Portfolio each will be a ?party to a reorganization?
within the meaning of Section 368(b) of the Code;

(3) The Acquired Portfolio will recognize no gain or loss on (i) the transfer of its assets to the
Acquiring Portfolio in exchange solely for Acquiring
Portfolio Shares and the Acquiring
Portfolio?s assumption of the Acquired Portfolio?s liabilities, or (ii) the subsequent distribution of those shares to the shareholders of the Acquired Portfolio in exchange for their Acquired Portfolio shares;

(4) The Acquiring Portfolio will recognize no gain or loss on its receipt of the Acquired
Portfolio?s
assets in exchange solely for Acquiring Portfolio Shares
 and the Acquiring Portfolio?s
assumption of the
Acquired Portfolio?s liabilities;

(5) The Acquiring Portfolio?s basis in the Acquired
 Portfolio?s assets will, in each
instance, be the
same as the Acquired Portfolio?s basis therein immediately before the Reorganization, and the Acquiring
Portfolio?s holding period for the Acquired Portfolio?s assets will, in each instance, include the Acquired
Portfolio?s holding period therefor;

(6) A shareholder of the Acquired Portfolio will recognize no gain or loss on the exchange of the
Acquired Portfolio shares held by such shareholder solely for the Acquiring Portfolio
Shares pursuant to the Reorganization; and

(7) An Acquired Portfolio?s shareholder?s aggregate basis in the Acquiring Portfolio
Shares received
by such shareholder in the Reorganization will be the same as the shareholder?s aggregate basis in the Acquired Portfolio shares surrendered in exchange for those Acquiring
Portfolio Shares, and the shareholder?s holding period for those Acquiring Portfolio
Shares will include, in each instance, the shareholder?s
 holding period for those
Acquired Portfolio shares, provided that the shareholder holds them as capital assets on the Closing Date.

In giving the opinions set forth above, counsel may state that it is relying on representations and certificates of the officers of the Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Fund.

(g) That there shall be delivered to the Fund on behalf of the Portfolios an opinion in form and substance
satisfactory to it from Goodwin Procter LLP, to the effect
 that, subject in all respects
to the effects of bankruptcy, insolvency, reorganization,
 moratorium, fraudulent
conveyance, and other laws now or hereafter affecting
 generally the enforcement of
creditors? rights:

(1) Acquiring Portfolio Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by the Fund, on behalf of the Acquiring Portfolio;

(2) All actions required to be taken by the Fund and/or
Portfolios to authorize and
effect the Plan
contemplated hereby have been duly authorized by all
 necessary action on the part of the
Fund and the
Portfolios;

(3) Neither the execution, delivery, nor performance of this Plan by the Fund violates any provision
of the Fund?s Charter or By-laws, or the provisions of any agreement or other instrument known to such counsel to which the Fund is a party or by which the
 Portfolios are otherwise bound; this
Plan is the legal, valid, and binding obligation of the Fund and each Portfolio and is enforceable against the Fund and/or each Portfolio in accordance with its terms; and

(4) The Fund?s registration statement, of which the prospectus dated May 1, 2004 relating to each
Portfolio (the ?Prospectus?) is a part, is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel?s attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus
(except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement
of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
and such counsel knows of no
legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is
not described as required.
In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of the Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good
standing of the Fund.

(h) That the Fund?s Registration Statement with respect to the Acquiring Portfolio Shares to be delivered
to the Acquired Portfolio?s shareholders in accordance
 with this Plan shall have become
effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date, or shall be in effect at Closing, and no proceedings for the issuance of such an order
shall be pending or threatened on that date.

(i) That the Acquiring Portfolio Shares to be delivered hereunder shall be eligible for sale by the Acquiring
Portfolio with each state commission or agency with which such eligibility is required in order to permit the
Acquiring Portfolio Shares lawfully to be delivered to
 each shareholder of the Acquired
Portfolio.

9. Expenses.
(a) The Fund represents and warrants that there are no broker or finders? fees payable by it in connection
with the transactions provided for herein.

(b) The expenses of entering into and carrying out the provisions of this Plan shall be borne by the
Portfolios, pro rata based on net assets of the Portfolios.

10. Termination; Postponement; Waiver; Order.
(a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and abandoned at any time (whether before or after approval thereof by the shareholders of an
Acquired Portfolio) prior to the Closing, or the Closing may be postponed by the Fund on behalf of a Portfolio by resolution of the Board of
 Directors, if circumstances develop
that, in the opinion of the Board, make proceeding with the Plan inadvisable.

(b) If the transactions contemplated by this Plan have not been consummated by September
30, 2005, the Plan shall automatically terminate on that
 date, unless a later date is
agreed to by the Fund on behalf of the relevant Portfolios.

(c) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect with respect to the Acquiring
Portfolio or Acquired Portfolio,
and neither the Fund, the Acquiring Portfolio nor the Acquired Portfolio, nor the directors, officers, agents or shareholders shall have any liability in respect of this Plan.

(d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party
who is entitled to the benefit thereof by action taken
 by the Fund?s Board of Directors
if, in the judgment of such Board of Directors, such action or waiver will not have a material adverse affect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

(e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan of Reorganization, and neither the Fund nor any of its officers, directors, agents or shareholders nor the Portfolios nor any of their shareholders, shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any
officer, director, agent or shareholder of any of the Portfolios or the Fund against any liability to the entity for which that officer, director, agent or shareholder so acts or
to any of the Fund?s shareholders to which that officer, director, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

(f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Plan shall
be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Directors of the Fund on behalf of the Portfolios to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Acquired Portfolio, unless such terms and conditions shall result in a change in the method of computing the number of Acquiring Portfolio Shares to be issued to the Acquired Portfolio, in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of the Acquired
Portfolio prior to the meeting at
which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate, unless the Fund on behalf of the Acquired
Portfolio shall promptly call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.

11. Entire Plan and Amendments.
This Plan embodies the entire plan of the Fund on behalf of the Portfolios, and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth or provided for herein. This Plan may be amended only by the Fund on behalf of a Portfolio in writing. Neither this Plan nor any interest herein may be assigned without the prior written consent of the Fund on behalf of the Portfolio corresponding to the
Portfolio making the assignment.

12. Notices.
Any notice, report, or demand required or permitted by
 any provision of this Plan shall
be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Fund at Gateway Center
Three, 100 Mulberry Street,
Newark, NJ 07102, Attention: Secretary.

13. Governing Law.
This Plan shall be governed by and carried out in accordance with the laws of the State of New Jersey.


IN WITNESS WHEREOF, The Prudential Series Fund, Inc., on behalf of the SP AIM Aggressive
Growth Portfolio and the SP Mid Cap Growth Portfolio,
 has executed this Plan by its duly
authorized officer, all as of the date and year first-above written.


THE PRUDENTIAL SERIES FUND, INC.
on behalf of
SP AIM Aggressive Growth Portfolio, and
SP Mid Cap Growth Portfolio

Attest: By: /s/ David R. Odenath


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